UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street

Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING

As previously reported, on November 20, 2023, the Company received a notice (“November 20, 2023 Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that as the Company had not yet filed its Form 10-Q for the period ended September 30, 2023, such matter served as a basis for delisting the Company’s securities from Nasdaq. The November 20, 2023 Notice has no immediate effect on the listing or trading of the Company’s securities.

As previously reported, on November 30, 2023 and December 4, 2023, the Company received notices from Nasdaq notifying the Company of the failures to comply with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) and with the minimum market value under Nasdaq Listing Rule 5500(a)(5), respectively. On December 18, 2023, the Company received a letter from Nasdaq informing the Company that it had regained compliance with both Nasdaq Listing Rules 5550(a)(2) and 5550(a)(5).

The Company is currently not in compliance with Nasdaq as it pertains the November 20, 2023 Notice as aforementioned. The Company is working diligently to complete the Form 10-Q and anticipates filing the Form 10-Q as soon as it is able. The November 20, 2023 Notice has no immediate effect on the listing or trading of the Company’s securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2023	MINIM, INC.

	By:	/s/ Jeremy Hitchcock
	Name:	Jeremy Hitchcock
	Title:	Executive Chairman of the Company